UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 2, 2006

Kennametal Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5318	25-0900168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code:
(724) 539-5000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.

Item 8.01 Other Events.
     On Thursday, February 2, 2006, upon the recommendation of its Compensation Committee, the Board of the Directors (the “Board”) of Kennametal Inc. (the “Company”) approved an increase by approximately fifteen percent (15%) of the aggregate Board compensation paid to the Company’s non-employee directors, and realigned the mix of equity compensation payable to the Board consistent with the mix of equity compensation payable to its executives, which are summarized in Exhibit 10.1 to this Form 8-K and such descriptions are incorporated into this Item 8.01 by reference. The Board continues to emphasize alignment with the shareowners by paying approximately 65% of the compensation in equity. The Board had not approved an increase to the compensation paid to non-employee directors of the Board for more than a two-year period.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.1 Description of Compensation Payable to Non-Employee Directors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNAMETAL INC.
Registrant

Date: February 2, 2006	By:	/s/ David W. Greenfield

David W. Greenfield Vice President, Secretary and General Counsel